SUB-ITEM 77Q1:  EXHIBITS

(g) Copies of any merger or consolidation agreement, and other documents relevant to the information sought in sub-item 77M, above:

         Registrant incorporates by reference the following documents:
         Registrant's Rule 497 filing, File No. 333-111542, Accession No. 0000356476-04-000005, filed February 23, 2004.